ILLINOIS POWER COMPANY

                              AND

              THE FIRST NATIONAL BANK OF CHICAGO,
                           AS TRUSTEE




                  FIRST SUPPLEMENTAL INDENTURE

                  DATED AS OF OCTOBER 1, 1994

                               TO

                           INDENTURE


                  DATED AS OF OCTOBER 1, 1994




9.45% SUBORDINATED DEBENTURES, SERIES A, DUE SEPTEMBER 30, 2043



           THIS FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of October, 1994 (this "First Supplemental Indenture"), between ILLINOIS POWER COMPANY, a corporation duly organized and existing under the laws of the State of Illinois (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee") under the Indenture dated as of October 1, 1994 between the Company and the Trustee (the "Indenture"). All terms used and not defined this First Supplemental Indenture are used as defined in the Indenture.

            WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered under the Indenture as provided in the Indenture; and

           WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 9.45% Subordinated Debentures, Series A, due September 30, 2043 (the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions of such Series A Debentures to be set forth as provided in the Indenture and this First Supplemental Indenture; and

           WHEREAS, Illinois Power Capital, L.P., a Delaware limited partnership ("Illinois Power Capital"), has offered to the public its 9.45% Cumulative Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing limited partner interests in Illinois Power Capital and proposes to invest the proceeds from such offering in the Series A Debentures; and

           WHEREAS, upon the occurrence of a Special Event (as defined in the Amended and Restated Agreement of Limited Partnership of Illinois Power Capital, dated September 29, 1994 (the "Limited Partnership Agreement")), the Company may dissolve Illinois Power Capital and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Debentures (a "Dissolution Event"); and

           WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized:

           NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by their holders, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions of them, the Company covenants and agrees with the Trustee as follows:

                          ARTICLE ONE

                General Terms and Conditions of
                    the Series A Debentures

           SECTION 1.01. There shall be and is authorized a series of Debentures designated the "9.45% Subordinated Debentures, Series A, Due September 30, 2043," limited in aggregate principal amount to (i) $97,000,000 plus (ii) the amount of capital contributions made by the Company from time to time as general partner of Illinois Power Capital, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest on them, including Additional Interest (as defined below) on September 30, 2043, and shall be issued in the form of registered Series A Debentures without coupons.

           SECTION 1.02. Except as provided in Section 1.03, the Series A Debentures shall be issued in certificated form. Principal of and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for the Series A Debentures bearing identical terms and provisions at the office or agency of the Company in Decatur, Illinois; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of the Series A Debentures is Illinois Power Capital, the payment of the principal of and interest (including Additional Interest, if any) on the Series A Debentures will be made at such place and to such account as may be designated by Illinois Power Capital.

           SECTION 1.03. In connection with a Dissolution Event, the Series A Debentures in certificated form may be presented to the Trustee by Illinois Power Capital in exchange for a Global Debenture in an aggregate principal amount equal to all Outstanding Series A Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as provided above and in the Indenture. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depository. The Depository for the Series A Debentures shall be The Depository Trust Company, New York, New York.

           SECTION 1.04. Each Series A Debenture will bear interest at the rate of 9.45% per annum from the original date of issuance until the principal of such Series A Debenture becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date," with the first such Interest Payment Date being October 31,
1994), to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding that Interest Payment Date. If pursuant to the provisions of Section 2.11(c) of the Indenture the Series A Subordinated Debentures are no longer represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date not later than fifteen days preceding an Interest Payment Date. Any such interest (including Additional Interest) not punctually paid or duly provided for shall immediately cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which special record date shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.


                          ARTICLE TWO

          Mandatory Prepayment and Optional Redemption of the Series A Debentures

           SECTION 2.01. If Illinois Power Capital redeems the Series A Preferred Securities in accordance with their terms, the Series A Debentures will become due and payable in a principal amount equal to the aggregate liquidation preference of the
Series A Preferred Securities so redeemed, together with all accrued and unpaid interest on them, including Additional Interest, if any (the "Mandatory Prepayment Price"). Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and Illinois Power Capital shall agree.

           SECTION 2.02. The Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, on or after October 6, 1999, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest on them, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Series A Debentures are only partially redeemed pursuant to this Section, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Series A Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series A Debentures held by each Series A Debentureholder to be redeemed.


                         ARTICLE THREE

              Extension of Interest Payment Period

          SECTION 3.01. So long as the Company is not in default in the payment of interest on any series of Debentures issued under the Indenture, the Company shall have the right, at any time during the term of the Series A Debentures, from time to time to extend the interest payment period of such Series A
Debentures for up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid on such Series A Debentures (together with interest on such accrued and unpaid interest at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than payments on the Guarantee); and provided further that any such extended interest payment period may only be selected with respect to the Series A Debentures if an extended interest payment period of identical length is simultaneously selected for all Debentures then Outstanding under the Indenture. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions of it shall not exceed 60 consecutive months. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end of such Period.

           SECTION 3.02. (a) If Illinois Power Capital is the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give both Illinois Power Capital and the Trustee written notice of its selection of such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding date on which dividends on the Series A Preferred Securities are payable or (ii) the date Illinois Power Capital is required to give notice of the record date or the date such dividends are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than one Business Day prior to such record date. The Company shall cause Illinois Power Capital to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Series A Preferred Securities.

           (b) If Illinois Power Capital is not the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Debentures, but in any event not less than two Business Days prior to such record date.

          (c) The month in which any notice is given pursuant to paragraphs (a) or (b) of this Section shall constitute one of the 60 mouths which comprise the maximum Extended Interest Payment
Period.


                          ARTICLE FOUR

                        Right of Set-Off

          SECTION 4.01. Notwithstanding anything to the contrary in the Indenture or in this First Supplemental Indenture, the Company shall have the right to set-off any payment it is otherwise required to make under the Indenture or hereunder with and to the extent the Company has previously made, or is concurrently on the date of such payment making, a payment under the Guarantee, dated as of October 1, 1994, executed by the Company and furnished to Illinois Power Capital for the benefit of the holders of the Series A Preferred Securities.


                          ARTICLE FIVE

                  Covenant to List on Exchange

           SECTION 5.01. If the Series A Debentures are to be issued as a Global Debenture in connection with the distribution of the Series A Debentures to the holders of the Series A Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.


                          ARTICLE SIX

                   Form of Series A Debenture

            SECTION  6.01.   The  Series  A  Debentures  and  the
Trustee's Certificate of Authentication to be endorsed on them are to be substantially in the following forms:


                  (FORM OF FACE OF DEBENTURE)

          [If the Series A Debenture is to be a Global Indenture, insert _ This Debenture is a Global Debenture within the meaning of the Indenture referred to below and is registered in the name of a Depository or a nominee of a Depository. Except as otherwise provided in Section 2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

           Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY
TRANSFER, PLEDGE OR OTHER USE OF THIS SERIES A DEBENTURE FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner of this First Supplemental Indenture, Cede & Co., has an interest in this Debenture.]


No.                                              $_______________

CUSIP No.


ILLINOIS COMMERCE COMMISSION IDENTIFICATION NO. 5906


                     ILLINOIS POWER COMPANY


 9.45% SUBORDINATED DEBENTURE, SERIES A, DUE SEPTEMBER 30, 1994


           ILLINOIS POWER COMPANY, a corporation duly organized and existing under the laws of the State of Illinois (the "Company," which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to
_______________  or  registered assigns,  the  principal  sum  of
__________________________ Dollars on September 30, 2043, and  to
pay interest on said principal sum from October 6, 1994 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly in arrears on the last day of each calendar month of each year, commencing October 31, 1994, at the rate of 9.45% per annum plus Additional Interest, if any, until the principal of this Debenture shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the regular record date for such interest installment[, which shall be the close of business on the Business Day next preceding such Interest Payment Date]. [If pursuant to the provisions of Section 2.11(c) of the Indenture the Series A Debentures are no longer represented by a Global Debenture, the regular record date shall be the close of business on the ____ Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall immediately cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which special record date shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in Decatur, Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is Illinois Power Capital, L.P. ("Illinois Power Capital"), the payment of the principal of (and premium, if any) and interest (including Additional Interest, if any) on this Debenture will be made at such place and to such account as may be designated by Illinois Power Capital.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect such Senior Indebtedness. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c)
appoints the Trustee such Holder's attorney-in-fact for any and all such purposes. Each Holder of this Debenture, by such Holder's acceptance of this Debenture, waives all notice of the acceptance of the subordination provisions contained in this Debenture and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or incurred after the date of this Indenture, and waives reliance by each such Holder upon said provisions.

           This Debenture shall not be entitled to any benefit under the Indenture, be valid or become obligatory for any purpose until the Certificate of Authentication on this Debenture shall have been signed by or on behalf of the Trustee.

           Unless the Certificate of Authentication on this Debenture has been executed by the Trustee referred to on the reverse side of this Debenture, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           The provisions of this Debenture are contained on the reverse side of it and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated___________________

                              ILLINOIS POWER COMPANY

[SEAL]

                              By:
                                   Vice President

Attest:




          Secretary


            (FORM OF CERTIFICATE OF AUTHENTICATION)

                 CERTIFICATE OF AUTHENTICATION

           This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

The First National Bank of Chicago




     as Trustee                    or   as Authentication Agent



By                                 By
       Authorized   Signatory                          Authorized
Signatory



                 (FORM OF REVERSE OF DEBENTURE)

           This Debenture is one of a duly authorized series of Debentures of the Company (the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of October 1, 1994, duly executed and delivered between the Company and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of October 1, 1994 between the Company and the Trustee (as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental to it reference is made for a description of the rights, limitations of rights, obligations, duties and immunities under it the Indenture of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

           If Illinois Power Capital redeems its 9.45% Cumulative Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities") in accordance with their terms, the Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the
Series A Preferred Securities so redeemed, together with any interest accrued on them, including Additional Interest (the "Mandatory Prepayment Price"). Any payment of such Mandatory
Prepayment Price shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and Illinois Power Capital shall agree. At such time as there are no Series A Preferred Securities remaining outstanding and subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after October 6, 1999 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount of this Debenture plus any accrued but unpaid interest, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Debentures held by each Debentureholder to be redeemed.

           In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion of this Debenture will be issued in the name of the Holder of this Debenture upon the cancellation of this Debenture.

           In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any
time of the entire indebtedness of this Debenture upon compliance
by   the  Company  with  certain  conditions  set  forth  in  the
Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount of them, or reduce the rate or extend the time of payment of interest on them, or reduce any premium payable upon the redemption of them, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected by such reduction. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for or in place of this Debenture (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

           No reference in this Debenture to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money prescribed in this Debenture.

          The Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest on such accrued and unpaid interest at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than payments on the Guarantee); and provided further that any such extended interest payment period may only be selected with respect to the Series A Debentures if an extended interest payment period of identical length is simultaneously selected for all Debentures then outstanding under the Indenture. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions of it shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

           As provided in the Indenture and subject to certain limitations set forth in it, this Debenture is transferable by the registered holder of this Debenture on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in Decatur, Illinois accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder of this Debenture or such holder's attorney duly authorized in writing, upon which one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation to such transfer.

           Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder of this Debenture as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing on this Debenture made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of this Debenture and premium, if any, and interest due on this Debenture and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

           No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based on this Debenture, or otherwise in respect of this Debenture, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of this Debenture and as part of the consideration for the issuance of this Debenture, expressly waived and released.

           The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25. As provided in the Indenture and subject to certain limitations set forth in this Debenture and the Indenture, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

           All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                         ARTICLE SEVEN

             Original Issue of Series A Debentures

           SECTION 7.01. Series A Debentures in the aggregate principal amount of $97,000,000 plus the amount of capital contributions made by the Company from time to time as general partner of Illinois Power Capital, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall upon such execution and delivery authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                         ARTICLE EIGHT

                Special Covenants of the Company

           SECTION 8.01. So long as any Debentures issued in connection with the application of the proceeds from the issuance and sale of a series of Series A Preferred Securities remain outstanding, the Company will (i) remain the sole general partner of Illinois Power Capital and maintain 100%-ownership of the general partner interests of Illinois Power Capital; provided that any permitted successor of the Company under the Indenture may succeed to its duties as general partner, (ii) contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Illinois Power Capital, (iii) not voluntarily dissolve, wind-up or terminate Illinois Power Capital, except in connection with a distribution of Debentures and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) timely perform all of its duties as General Partner (including the duty to pay dividends on the Preferred Securities of Illinois Power Capital) and (v) use its reasonable efforts to cause Illinois Power Capital to remain a limited partnership except in connection with a distribution of Debentures and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, and otherwise continue to be treated as a partnership for United States federal income tax purposes except in connection with a distribution of Debentures.


                          ARTICLE NINE

                       Sundry Provisions

           SECTION 9.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context of this First Supplemental Indenture or the form of Series A Debenture, all terms used in this First Supplemental Indenture or in said form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them by the Indenture.

           SECTION 9.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided in this First Supplemental Indenture or in the Indenture.

           SECTION 9.03. The recitals contained in this First Supplemental Indenture are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness of them. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 9.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their
respective  corporate  seals  to  be  affixed  unto  this   First
Supplemental Indenture and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                              ILLINOIS POWER COMPANY



                              By:  /s/Larry S. Brodsky
                                 -----------------------------
                                   Vice President

Attest:


/s/Gary B. Pasek
- -----------------------
Assistant Secretary


                              THE FIRST NATIONAL BANK OF CHICAGO
                                as Trustee



                              By: /s/Steven M. Wagner
                                 -----------------------------
                                   Title: Vice President
                                         ---------------------
Attest:



/s/L. B. Jenkins
- ------------------------
Title: Trust Officer
      ------------------
STATE OF ILLINOIS   )
                    )    ss.: October   2, 1994
COUNTY OF MACON     )         -------- ---

           On the 2nd day of October, in the year one thousand nine hundred ninety-four, before me personally came L.S. Brodsky and Gary B. Pasek to me known, who, being by me duly sworn, did depose and say that they are the Vice President and Assistant Secretary, respectively, of ILLINOIS POWER COMPANY, one of the corporations described in and which executed the above instrument; that they know the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that they signed their respective names thereto by like authority.


                         /s/Richard G. Boersma
                         ----------------------------------
                                                  NOTARY PUBLIC


                         My Commission Expires December 20, 1994


STATE OF ILLINOIS   )
                    )    ss.:  October      2, 1994
COUNTY OF COOK      )

           On the 4th day of October, in the year one thousand nine hundred ninety-four, before me personally came Steven M. Wagner and L. B. Jenkins to me known, who, being by me duly sworn, did depose and say that they are the Vice President and Trust Officer, respectively, of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the above instrument; that they know the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that they signed their respective names to the instrument by like authority.



                              /s/ Ann Longino
                              -----------------------------------
                              NOTARY PUBLIC

                              My Commission Expires May 17, 1998